Exhibit 10.2

SECURED PROMISSORY NOTE

Borrower:	Sonic Foundry, Inc. 222 W. Washington Avenue Madison, WI 53703 U.S.A.	Lender:	Mark Burish C/O Hurley Burish, S.C. 33 E Main St. Madison, WI 53701
Principal Amount: $3,000,000.00		Date of Note: November 16, 2022

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Sonic Foundry, Inc., a Maryland corporation the (“Borrower”), hereby unconditionally promises to pay to the order of Mark Burish (the “Lender,” and together with the Borrower, the “Parties”), in lawful money of the United States of America, the original principal amount of Three Million U.S. Dollars ($3,000,000.00), plus accrued and unpaid interest thereon, as provided in this Secured Promissory Note (this “Note”).

Section 1    Definitions; Interpretation.

1.1    Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable Rate” means the rate equal to 12.0% per annum.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Debt” of the Borrower or any of its Subsidiaries, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower or such Subsidiary (as the case may be) providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower or such Subsidiary (as the case may be); (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower or such Subsidiary (as the case may be) secured by any Lien on any asset of the Borrower or such Subsidiary (as the case may be), whether or not such indebtedness has been assumed by the Borrower or such Subsidiary (as the case may be), and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower or such Subsidiary (as the case may be) is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower or such Subsidiary (as the case may be)).

“Default Rate” means the Applicable Rate plus 5.0% per annum.

“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Interest Payment Date” means the first day of each month commencing on the first such date to occur after the execution of this Note.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” has the meaning set forth in the introductory paragraph hereof.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means Three Million U.S. Dollars ($3,000,000.00).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Lender hereunder; or (d) the Borrower’s ability to perform any of its material obligations hereunder.

“Maturity Date” means the earlier of (a) December 1, 2025 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.

“Maximum Lawful Rate” has the meaning set forth in Section 4.5(a).

“Note” has the meaning set forth in the introductory paragraph hereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Parties” has the meaning set forth in the introductory paragraph hereof.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule A hereto; (c) the NBE Loan (as defined in the Security Agreement); (d) which may be deemed to exist with respect to swap contracts; (e) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; and (f) unsecured insurance premiums owing in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or other relevant sanctions authority.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Borrower and the Lender.

“Stated Rate” has the meaning set forth in Section 4.5(b).

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person or entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Borrower.

1.2    Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules (if any), Exhibits (if any), and Sections mean the Schedules, Exhibits, and Sections of this Note, respectively; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 2    Payment Dates; Optional Prepayments.

2.1    Payment Dates. The aggregate principal amount of the Loan shall be due in monthly installments of $100,000.00 beginning June 1, 2023. All accrued and unpaid interest, Loan Premium and other amounts payable under this Note, shall be due and payable by the Borrower to the Lender on the Maturity Date, unless otherwise provided in Section 10.

2.2    Optional Prepayments.

(a)    At any time or from time to time without penalty or premium, the Borrower may, upon at least five (5) Business Days' irrevocable notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the Loan in whole or in part, with accrued interest thereon to the date of such prepayment. No prepaid amount of the Loan may be reborrowed.

(b)    If the Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any Governmental Authority asserts that it is unlawful, for the Lender to maintain the Loan, upon demand by the Lender the Borrower shall forthwith prepay in full the Loan, with accrued interest thereon to the date of such prepayment and all other amounts payable by the Borrower hereunder.

Section 3    Security Agreement. The Borrower’s performance of its obligation hereunder is secured by a second priority security interest in the collateral specified in the Security Agreement, subordinate to the NBE Loan.

Section 4    Interest and Fees.

4.1    Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, by prepayment or otherwise.

4.2    Interest Payment Dates. Interest shall be payable monthly in arrears to the Lender on each Interest Payment Date.

4.3    Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.4    Computation of Interest. All computations of interest hereunder shall be made on a 365/360 basis, that is, on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

4.5    Interest Rate Limitation.

(a)    Notwithstanding anything to the contrary in this Note or any other document related hereto, in no event shall this Note or any such other document require the payment or permit the collection of interest in excess of the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Lawful Rate”). If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto, shall provide for the payment or collection of interest in excess of the Maximum Lawful Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable Law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the Maximum Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Borrower to the Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to the Lender, under any specified contingency, exceeds the Maximum Lawful Rate, the Borrower and the Lender shall, to the fullest extent permitted by applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable Law, and (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

(b)    If at any time the interest rate hereunder (the “Stated Rate”) exceeds the Maximum Lawful Rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the Maximum Lawful Rate, and shall remain at the Maximum Lawful Rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which case the immediately preceding sentence shall apply.

4.6    Loan Commitment Fee. A commitment fee equal to $60,000 will be fully earned upon the date the loan is made and deducted from the loan proceeds.

4.7    Loan Premium. A premium on the Loan (the “Loan Premium”) shall be payable by Borrower as part of the Obligations equal to a maximum of 20% of the Loan amount specified in Section 1, such Loan Premium to be earned monthly based on the number of months the Loan remains outstanding. The Loan Premium will be due at Maturity (or if repaid prior to the stated Maturity Date, on the date of such repayment). For example, if the Loan were repaid in full twelve (12) months from the Effective Date, a Loan Premium of $200,000 would be due ($3.0MM *.20x) / 36 * 12 = $200,000). The Loan Premium shall be prorated for any partial month.

Section 5    Payment Mechanics.

5.1    Manner of Payments. All payments of interest, principal and fees shall be made in lawful money of the United States of America no later than 6:00 PM CST on the date on which such payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time.

5.2    Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

5.3    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

5.4    Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

Section 6    Representations and Warranties. The Borrower hereby represents and warrants to the Lender on the date hereof as follows:

6.1    Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and the Security Agreement, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.2    Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws, and the authorization, execution and delivery of this Note has been approved by a committee of disinterested directors and such approval complies in all respects with the requirements set forth in the Maryland Code Corporations and Associations, including but not limited to Section 2-419(b) thereof, relating to interested director transactions. The Borrower has duly executed and delivered this Note and the Security Agreement.

6.3    No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.4    No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.5    Enforceability. Each of this Note and the Security Agreement is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.6    No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or threatened by or against the Borrower, any of its Subsidiaries or any of their property or assets (a) with respect to this Note, the Security Agreement or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect the financial condition or operations of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of the obligations under this Note or the Security Agreement.

6.7    PATRIOT Act; Anti-Money Laundering. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with the PATRIOT Act, and any other applicable terrorism and money laundering laws, rules, regulations, and orders.

6.8    Anti-Corruption Laws and Sanctions.

(a)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions.

(b)    The Borrower is not, and no director, officer, employee of the Borrower, or any agent of the Borrower that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person.

(c)    No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

Section 7    Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall:

7.1    Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2    Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.3    Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4    Notice of Events of Default. As soon as possible and in any event within three (3) Business Days after it becomes aware that an Event of Default has occurred, notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.5    Further Assurances. Upon the request of the Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

Section 8    Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

8.1    Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

8.2    Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to the Security Agreement.

8.3    Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

Section 9    Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1    Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due, and such failure continues for five (5) days.

9.2    Breach of Representations and Warranties. Any representation or warranty made or furnished to the Lender by the Borrower (or any of its officers) under or in connection with this Note or the Security Agreement, or that is contained in any certificate, document or financial or other statement furnished by the Borrower (or any of its officers) at any time under or in connection with this Note or the Security Agreement, is incorrect, false or misleading in any material respect on the date as of which such representation or warranty was made or furnished.

9.3    Breach of Covenants. The Borrower fails to observe or perform (a) any term, covenant, condition, or agreement contained in Section 7.4 or (b) any other term, covenant, obligation, condition, or agreement contained in this Note or the Security Agreement, other than those specified in the foregoing clause (a) and Section 9.1, and such failure continues for ten (10) calendar days.

9.4    Cross-Defaults. The Borrower or any of its Subsidiaries fails to pay any principal of or premium or interest on any Debt of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event occurs or condition exists under any agreement or instrument relating to any such Debt and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt is required to be made, in each case prior to the stated maturity thereof.

9.5    Insolvency. The Borrower or any of its Subsidiaries is generally not able to pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding remains undismissed or unstayed for a period of thirty (30) calendar days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) occurs; or the Borrower or any of its Subsidiaries take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the actions set forth above in this Section 9.5.

9.6    Judgments. Any judgment or decree is rendered against the Borrower or any of its Subsidiaries and either (a) enforcement proceedings have been commenced by any creditor upon such judgment or order or (b) there has been a period of ten (10) consecutive calendar days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect.

9.7    Adverse Change. A material adverse change occurs in the business, condition (financial or otherwise), property, operations or prospects of the Borrower or any of its Subsidiaries, or the Lender believes the prospect of payment or performance of this Note is impaired.

9.8    Insecurity. The Lender believes, in good faith, itself insecure.

Section 10    Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, at its option, by notice to the Borrower declare all outstanding principal of this Note (and all accrued and unpaid interest thereon) and all other amounts owing under this Note to be forthwith due and payable, whereupon all outstanding principal of this Note, all such accrued and unpaid interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the United States Bankruptcy Code, all outstanding principal of this Note, all accrued and unpaid interest thereon and all other amounts owing under this Note shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 11    Miscellaneous.

11.1    Notices.

(a)    All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)    If to the Borrower:

Sonic Foundry, Inc.

222 W. Washington Avenue

Madison, WI  53703

U.S.A.

Attn: Ken Minor, CFO

Telephone: (608)443-1600

Email: ken.minor@sonicfoundry.com

(ii)    If to the Lender:

Mark Burish

C/O Hurley Burish, S.C.

33 E Main St.

Madison, WI 53701

mburish@hurleyburish.com

(b)    Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

11.2    Costs and Expenses. The Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including, but not limited to, fees and expenses of counsel for the Lender) incurred by the Lender in connection with the transactions contemplated hereby, including, but not limited to, the negotiation, documentation and execution of this Note and the Security Agreement and the enforcement of the Lender’s rights hereunder and thereunder. The Borrower further agrees to pay on demand all losses, costs and expenses, if any (including, but not limited to, reasonable fees and expenses of counsel for the Lender), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note, the Security Agreement and any other instruments and documents delivered in connection herewith and therewith, including, without limitation, reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this Section 11.2. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note, the Security Agreement and any other instruments and documents delivered in connection herewith and therewith and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

11.3    Right to Set-off. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or the Security Agreement, whether or not the Lender shall have made any demand under this Note or the Security Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set‑off and application, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Lender under this Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which the Lender may have.

11.4    No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

11.5    Governing Law. This Note, the Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Security Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Wisconsin, without regard to its conflicts of law provisions.

11.6    Submission to Jurisdiction.

(a)    The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the state of Wisconsin and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)    Nothing in this Section 11.6 shall affect the right of the Lender to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

11.7    Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 11.6 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.8    Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

11.9    Successors and Assigns. This Note may be assigned or transferred by the Lender to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.10    Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.11    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

11.12    Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.13    Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.14    Entire Agreement. This Note and the Security Agreement constitute the final, entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

11.15    Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031) and the Uniform Electronic Transactions Act (or any U.S. state or territorial law based thereon).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

BORROWER:

Sonic Foundry, Inc.

By:           /s/ Ken Minor
Name:          Ken Minor

Title:         Chief Financial Officer

Acknowledged and accepted by:

LENDER:

Mark Burish

By:             /s/ Mark Burish
Name:         Mark Burish

EXHIBIT A

EXISTING DEBT OF THE BORROWER

Resona Bank, as lender to Mediasite K.K.         Bank loan, 7 years, 1.475% due 9/30/29                  $431,654

Sumitomo Mitsui Banking, lender to MSKK         Bank loan, .46% due 9/30/23                           $379,000